UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	16/F Two Grand Gateway 3 Hongqiao Road Shanghai 200030 People’s Republic of China
(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, and as disclosed on a Current Report on Form 8-K dated April 20, 2017, Mr. Edwin “Ted” Stedem notified Yum China Holdings, Inc. (the “Company”) that he intends to resign as Chief Financial Officer of the Company, effective June 1, 2017. Also, as previously disclosed, the Board appointed Mr. Jacky Lo, the Company’s Vice President, Controller and principal accounting officer, as its interim Chief Financial Officer, effective June 1, 2017.

At its meeting on April 27, 2017, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the payment of a pro rata 2017 annual cash bonus to Mr. Stedem, for his period of service from January 1, 2017 to June 1, 2017, subject to the achievement of at least target Company performance for 2017. Any payment will be on the same terms and at the same time as annual bonuses are payable to the Company’s other executive officers.  The Compensation Committee also approved the reimbursement of air travel for Mr. Stedem and his family to the United States and certain relocation expenses in connection with Mr. Stedem’s relocation to the United States.  In consideration for such payments, Mr. Stedem will be bound by certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

In addition, the Compensation Committee approved an additional cash payment of HK$ 78,000 per month to Mr. Lo for the duration of his service as the Company’s interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Shella Ng
		Name:	Shella Ng
		Title:	Chief Legal Officer and Corporate Secretary
Date: May 3, 2017

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